6% PROMISSORY NOTE


$300,000.00                                                  November 14, 1997


SPEAR TECHNOLOGIES, INC., a California corporation (the "Company"), for value received, promises to pay to the order of TENERA, INC. ("Holder") the principal sum of Three Hundred Thousand Dollars ($300,000.00), plus interest on the unpaid balance hereof at a rate of 6% per annum from the date hereof, computed on the basis of the actual number of days elapsed and a year of 365 days; provided, however, that interest shall accrue from and after an Event of Default (as defined below) at a rate equal to the lesser of 10% or the maximum rate permitted by law (the "Default Rate"). The entire balance of this Note with all accrued interest shall be due and payable upon demand by Holder on or after the earlier to occur of (i) the closing of the Company's stock financing(s) after the date hereof which results in aggregate gross proceeds to the Company, in cash or conversion of debt, of Four Million Dollars ($4,000,000) or more, and (ii) November 14, 1999.

     Payments. The Company may prepay this Note in full or in part at any time, without penalty or additional fees. If any payment on this Note shall become due on a Saturday, Sunday, or a public holiday under the laws of the State of California, such payment shall be made on the next succeeding business day and such extension of time shall be included in computing interest in connection with such payment. All payments shall be in lawful money of the United States of America.

     Legal Fees; Waivers; Governing Law. In the event of any legal action to enforce the rights of any party named in this Note, the party prevailing in such action shall be entitled, in addition to such other relief as may be granted, all reasonable costs and expenses, including reasonable attorneys' fees, incurred in such action. The Company hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument. The validity, meaning and effect of this Note shall be determined in accordance with the laws of the State of California, without regard to principles of conflicts of law.

     Payments. All payments and prepayments received by Holder hereunder shall be applied first to all unpaid costs and expenses payable by the Company hereunder, second to all accrued and unpaid interest hereunder, and third to the unpaid principal balance hereof.

     Events of Default. Each of the following shall constitute an "Event of Default" under this Note:

     (1) The Company fails to pay when due, whether by acceleration or otherwise, any payment required under this Note within one (1) business day after the date on which such payment is due;

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     (2)  The Company defaults in the payment or performance of any obligations, or any defined event of default, under the terms of any contract or instrument (other than this Note) pursuant to which the Company has incurred any indebtedness or other liability to any person or entity, and the Company shall not have cured such default within thirty (30) days of notice of such default;

     (3) (a) The Company shall (i) commence any case, proceeding or other action under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition, or other relief with respect to it or its debts, or (ii) commence any case, proceeding, or other action seeking appointment of a receiver, trustee, custodian, or other similar official for it or for all or any substantial part of its assets, or (iii) make a general assignment for the benefit of its creditors; (b) there shall be commenced against the Company any case, proceeding or other action of a nature referred to in clause (a) above that
(i) results in the entry of an order for relief or any such adjudication or appointment, or (ii) remains undismissed, undischarged, or unbonded for a period of sixty (60) days; (c) there shall be commenced against the Company any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint, or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof; (d) the Company shall take any action in furtherance of or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (a), (b), or (c) previously; or (e) the Company shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

     (4) One or more judgments or decrees shall be entered against the Company not paid or fully covered by insurance and all such judgments or decrees shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof.

In the event that any Event of Default described in paragraph (3) above shall occur, all obligations and liabilities of the Company under this Note shall be immediately due and payable without demand or notice of any kind whatsoever. In the event that any other Event of Default described above shall occur, Holder, in its sole discretion, may declare all obligations and liabilities of the Company due and payable by advising the Company of such declaration, whereupon all of the obligations and liabilities of the Company shall be immediately due and payable. After an Event of Default, the Company shall be

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liable for all costs and expenses incurred by the Holder in connection with collecting amounts owed under this Note, which amounts shall be added to this Note and shall bear interest at the Default Rate.

     Set-Off. The Company also irrevocably waives all of its now existing and hereafter arising rights to set-off any amounts owing to Holder under this Note, or otherwise, against any amounts now or hereafter owing by Holder or its representatives to the Company.

     Successors and Assigns. Whenever in this Note reference is made to Holder or the Company, such reference shall be deemed to include, as applicable, a reference to their respective successors and assigns. The provisions of this Note shall be binding upon and shall inure to the benefit of said successors and assigns. The Company's successors and assigns shall include, without limitation, a receiver, trustee or debtor-in-possession of or for the Company.

IN WITNESS WHEREOF, Spear Technologies, Inc. has duly caused this Note to be signed in its name and on its behalf by its duly authorized officer as of the date hereinabove written.

                                   SPEAR TECHNOLOGIES, INC.


                                   By:  /s/ MICHAEL THOMAS
                                       ------------------------------
                                        Michael Thomas, President

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